SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                        FORM 8-K

                     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                    August 11, 2008
                     Date of Report
           (Date of Earliest Event Reported)

            BELLOWS ACQUISITION CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

                c/o Empire Advisory LLC
                  Carnegie Hall Tower
            152 West 57th Street, 27th Floor
                New York, New York 10019
        (Address of Principal Executive Offices)

                  1504 R Street, N.W.
                 Washington, D.C. 20009
    (Former Address of Principal Executive Offices)

                      212/247-4447
            (Registrant's Telephone Number)

 Delaware                  0-31383              52-2257543
 (State or other        (Commission           (IRS Employer
 jurisdiction           File Number)         Identification No.)
 of incorporation)



ITEM 3.02 Unregistered Sales of Equity Securities

     On August 11, 2008, the Registrant issued 2,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at a purchase price of $.0001 per share.


ITEM 5.01 Changes in Control of Registrant

     On August 11, 2008 the following events occurred which resulted in a change of control of the Registrant:

     1. 500,000 shares of the 1,000,000 shares of common stock of the Registrant owned by Pierce Mill Associates, Inc. were redeemed at par.

     2. The Registrant issued 2,000,000 shares of common stock to the following shareholders in the following amounts representing 80% of the now outstanding 2,500,000 shares of common stock:

               Scoville Walker          1,000,000
               Jerry L. Jones           1,000,000

     3. New officers and directors were appointed and elected and the prior officer and director resigned.



ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors

     On August 11, 2008 the following persons were elected to the Board of Directors of the Registrant:

          Scoville Walker
          Jerry L. Jones
          Tony Axam

     On August 11, 2008, the following persons were appointed to the following offices of the Registrant:

          Scoville Walker          Chief Executive Officer
          Jerry L. Jones      President
          Briana Ramsey       Secretary/Treasurer

     On August 11, 2008, James Cassidy resigned as President and Secretary and as a director of the Registrant.


                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                              BELLOWS ACQUISITION CORPORATION


				/s/ Scoville Walker

Date: August 11, 2008           Authorized Officer